EXHIBIT 99.2

ZHEJIANG JIZHU TECHNOLOGY COMPANY LIMITED

浙江极筑科技有限公司

CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

FOR THE PERIOD FROM 1 JANUARY 2025 TO 31 MARCH 2025

ZHEJIANG JIZHU TECHNOLOGY COMPANY LIMITED

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM 1 JANUARY 2025 TO 31 MARCH 2025

ZHEJIANG JIZHU TECHNOLOGY COMPANY LIMITED

CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

FOR THE PERIOD FROM 1 JANUARY 2025 TO 31 MARCH 2025

(EXPRESSED IN RENMINBI)

	NOTE	From 1.1.2025 to 31.3.2025	From 1.1.2024 to 31.3.2024

REVENUE	5	2,273,771	314,084

COST OF SALES		(1,991,347)	(145,046)

GROSS PROFIT		282,424	169,038

OPERATING EXPENSES		(1,973,448)	(2,368,350)

LOSS FROM OPERATIONS		(1,691,024)	(2,199,312)

OTHER INCOME / (EXPENSE)	6	172,138	(166,216)

LOSS BEFORE TAXATION	7	(1,518,886)	(2,365,528)

TAXATION	8	-	-

LOSS FOR THE PERIOD		(1,518,886)	(2,365,528)

OTHER COMPREHENSIVE INCOME FOR THE PERIOD		-	-

TOTAL COMPREHENSIVE EXPENSE FOR THE PERIOD		(1,518,886)	(2,365,528)

TOTAL COMPREHENSIVE EXPENSES ATTRIBUTABLE TO:
- Owners of the Company		(1,477,600)	(2,338,884)
- Non-controlling interests		(41,286)	(26,644)

		(1,518,886)	(2,365,528)

The accompanying accounting policies and explanatory notes form an integral part of, and should be read in conjunction with, these consolidated financial statements.

ZHEJIANG JIZHU TECHNOLOGY COMPANY LIMITED

CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

AS AT 31 MARCH 2025

(EXPRESSED IN RENMINBI)

	NOTE	31.3.25	31.12.24

NON-CURRENT ASSETS
Plant and equipment	9	1,680,228	1,828,046
Right-of-use assets	10	1,358,735	1,577,553

		3,038,963	3,405,599

CURRENT ASSETS
Inventories	12	10,009,293	10,277,006
Trade and other receivable	13	32,660,033	22,888,037
Other tax recoverable		216,216	364,589
Cash and cash equivalents		970,920	2,985,109

		43,856,462	36,514,741

CURRENT LIABILITIES
Trade and other payables	14	(9,824,195)	(6,658,100)
Contract liabilities	18	(2,435,000)	(3,053,500)
Lease liabilities	15	(910,506)	(898,843)
Borrowings	17	(13,646,223)	(13,659,911)

		(26,815,924)	(24,270,354)

NET CURRENT ASSETS		17,040,538	12,244,387

TOTAL ASSETS LESS CURRENT LIABILITIES		20,079,501	12,244,387

The accompanying accounting policies and explanatory notes form an integral part of, and should be read in conjunction with, these consolidated financial statements.

ZHEJIANG JIZHU TECHNOLOGY COMPANY LIMITED

CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

CONSOLIDATED STATEMENT OF FINANCIAL POSITION CONTINUED

AS AT 31 MARCH 2025

(EXPRESSED IN RENMINBI)

	NOTE	31.3.25	31.12.24

NON-CURRENT LIABILITY
Lease liabilities	15	(358,849)	(410,448)

NET ASSETS		19,720,652	15,239,538

EQUITY
Share capital	19	5,230,974	5,230,974
Capital reserves		4,725,000	-
Other reserves		22,939,026	22,939,026
Accumulated losses		(14,316,197)	(12,953,053)

Equity attributable to owners of the Company		18,578,803	15,216,947
Non-controlling interests		1,141,849	22,591

TOTAL EQUITY		19,720,652	15,239,538

The accompanying accounting policies and explanatory notes form an integral part of, and should be read in conjunction with, these consolidated financial statements.

ZHEJIANG JIZHU TECHNOLOGY COMPANY LIMITED

CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

FOR THE PERIOD FROM 1 JANUARY 2025 TO 31 MARCH 2025

(EXPRESSED IN RENMINBI)

Attributable to owners of the Company
	NOTE	Share Capital	Capital Reserves	Other Reserves	Accumulated Losses	Sub-Total	Non-Controlling Interest	Total

Balance as at 31 December 2023		3,380,000	18,170,000	-	(6,849,064)	14,700,936	79,173	14,780,109

Loss for the period		-	-	-	(2,338,884)	(2,338,884)	(26,644)	(2,365,528)

Balance as at 31 March 2024		3,380,000	18,170,000	-	(9,187,948)	12,362,052	52,529	12,414,581

Balance as at 31 December 2024		5,230,974	22,939,026	-	(12,953,053)	15,216,947	22,591	15,239,538

Loss for the period		-	-	-	(1,477,600)	(1,477,600)	(41,286)	(1,518,886)
Capital injection from Non-controlling interest	a	-	-	4,725,000	114,456	4,839,456	1,160,544	6,000,000

Balance as at 31 March 2025		5,230,974	22,939,026	4,725,000	(14,316,197)	18,578,803	1,141,849	19,720,652

Note

(a)During the period ended 31 March 2025, the Group’s subsidiary disposed of 10.7% equity interest to an independent third party, comprising issuing 120,000 new shares for a consideration of RMB 6,000,000. As a result of this transaction, the Group’s effective ownership interest in the subsidiary decreased from 90% to 80.36%. The consideration received in excess of the par value has been recognized in other reserves.

The accompanying accounting policies and explanatory notes form an integral part of, and should be read in conjunction with, these consolidated financial statements.

ZHEJIANG JIZHU TECHNOLOGY COMPANY LIMITED

CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM 1 JANUARY 2025 TO 31 MARCH 2025

(EXPRESSED IN RENMINBI)

	NOTE	From 1.1.2025 to 31.3.2025	From 1.1.2024 to 31.3.2024

CASH FLOWS FROM OPERATING ACTIVITIES
Loss before taxation	7	(1,518,886)	(2,365,528)
Adjustments for:
Depreciation of plant and equipment		143,602	33,108
Depreciation of right-of-use assets		218,818	168,792
Interest expense on bank loan		175,164	144,499
Interest on lease liabilities		16,744	22,076
Disposal of plant and equipment		4,216	-

Operating loss before working capital changes		(960,342)	(1,997,053)

Increase in inventories		267,713	(492,210)
Increase in trade and other receivables		(9,771,996)	2,935,747
Increase in trade and other payables		3,166,095	2,050,421
Increase in contract liabilities		(618,500)	-

Cash (used in) / generated from operations		(7,917,030)	2,496,905
Other tax recovered / (paid)		148,373	(140,122)

Net cash (used in) / generated from operating activities		(7,768,657)	2,356,783

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of plant and equipment		-	(530,296)

Net cash used in investing activities		-	(530,296)

CASH FLOWS FROM FINANCING ACTIVITIES
Payment of principal portion of the lease liabilities		(39,936)	-
Payment of interest portion of the lease liabilities		(16,744)	-
Addition of bank loan		8,000,000	3,000,000
Repayment of borrowings		(8,013,688)	-
Payment for interest on bank loan		(175,164)	(157,211)
Capital contribution from a non-controlling interest		6,000,000	-

Net cash generating from financing activities		5,754,468	2,842,789

The accompanying accounting policies and explanatory notes form an integral part of, and should be read in conjunction with, these consolidated financial statements.

ZHEJIANG JIZHU TECHNOLOGY COMPANY LIMITED

CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

CONSOLIDATED STATEMENT OF CASH FLOWS CONTINUED

FOR THE PERIOD FROM 1 JANUARY 2025 TO 31 MARCH 2025

(EXPRESSED IN RENMINBI)

	NOTE	From 1.1.2025 to 31.3.2025	From 1.1.2024 to 31.3.2024

NET (DECREASE) / INCREASE IN CASH AND CASH EQUIVALENTS		(2,014,189)	4,669,276

CASH AND CASH EQUIVALENTS AT BEGINNING OF THE PERIOD		2,985,109	7,500,513

CASH AND CASH EQUIVALENTS AT END OF THE PERIOD		970,920	12,169,789

The accompanying accounting policies and explanatory notes form an integral part of, and should be read in conjunction with, these consolidated financial statements.

ZHEJIANG JIZHU TECHNOLOGY COMPANY LIMITED

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

(EXPRESSED IN RENMINBI)

1.ORGANISATION AND DESCRIPTION OF BUSINESS

ZheJiang Jizhu Technology Company Limited (“the Company”) is a company incorporated in People's Republic of China with limited liability. The Company's registered office is located at Room 1307, Building 4, 509 Guokang Street, Binjiang District, Hangzhou City, Zhejiang Province, China.

The principal activities of the Company and its subsidiary ("the Group") are research, development and manufacturing of molds and houses through 3D printing.

The consolidated financial statements are presented in Renminbi ("RMB"), which is the same as the functional currency of the Group.

2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.Basis of presentation and preparation

The consolidated financial statements include the accounts of the Company and its subsidiary. The consolidated financial statements and accompanying notes have been prepared in conformity with accounting principles generally accepted in the United States of America ("US GAAP") and in accordance with the standards and requirements of the Public Company Accounting Oversight Board ("PCAOB") for entities required to have financial statements.

The consolidated financial statements presented in this report cover the interim period from 1 January 2025 to 31 March 2025, along with an audited annual period as of 31 December 2024.

This structure enables a comprehensive evaluation of both annual financial performance and recent interim developments. Through comparative analysis across these reporting dates, the report provides meaningful insights into the entity's financial trajectory and current position.

b.Revenue

The Group records revenue net of taxes collected from customers that are remitted to governmental authorities.

c.Cash equivalents

All highly liquid investments with maturities of three months or less at the date of purchase are treated as cash equivalents.

d.Inventories

Inventories are measured using the first-in, first-out method.

e.Plant and equipment

Depreciation on plant and equipment is recognized on a straight-line basis.

f.Leases

The Group combines and accounts for lease and non-lease components as a single lease component for leases of corporate, data center and retail facilities.

ZHEJIANG JIZHU TECHNOLOGY COMPANY LIMITED

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS CONTINUED

(EXPRESSED IN RENMINBI)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES CONTINUED

g.Subsidiary

Subsidiary is the entity (including structured entity) over which the Group has control. The Group controls an entity when the Group is exposed to, or has right to, variable returns from its involvement with the entity and had the ability to affect those returns through its power over the entity. When assessing whether the Group has power of controls, substantive rights held by the Group are only considered.

In the Group's consolidated statement of financial position, subsidiaries are fully consolidated when the Group obtains control over the subsidiary and ceases when the Group loses control of the subsidiary. All intragroup assets and liabilities, equity, income, expenses and cash flows relating to transactions between members of the Group are eliminated in full on consolidation.

Non-controlling interests in the results and equity of subsidiaries are shown separately in the consolidated financial statement.

3.FINANCIAL INSTRUMENTS

The Group has classified its financial assets and financial liabilities in the following categories:

	31.3.25	31.12.24

Financial assets at amortized cost	13,667,307	12,489,007

Financial liabilities at amortized cost	23,470,418	20,318,011

a.Financial risk factors

The Group is exposed to credit risk, interest rate risk and liquidity risk arising in the normal course of its business and financial instruments. The Group's risk management objectives, policies and processes mainly focus on minimizing the potential adverse effects of these risks on its financial performance and position by closely monitoring the individual exposure.

i)Credit risk

The Group’s exposure to credit risks are influenced mainly by trade and other receivables amounted to RMB12,696,387 (2024: RMB9,503,898) and cash at banks amounted to RMB936,660 (2024: RMB2,940,849).

In order to minimize the credit risk, the Group reviews the recoverable amount of each individual trade and other debts at the end of each reporting period to ensure that adequate impairment losses are made for irrecoverable amounts.

In addition, the Group performs impairment assessment under expected credit loss model on trade receivable balance individually. The provision rates applied is estimated using the historical observed default rates of the debtors taking into consideration forward-looking information that is reasonably and supportably available without undue costs or effort. At the end of each of the reporting period, these historical loss rates are reassessed and updated if required after considering the forward-looking information then available to the directors of the Group. In this regard, the directors consider that the Group’s credit risk is significantly reduced.

ZHEJIANG JIZHU TECHNOLOGY COMPANY LIMITED

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS CONTINUED

(EXPRESSED IN RENMINBI)

3. FINANCIAL INSTRUMENTS CONTINUED

a.Financial risk factors continued

i) Credit risk continued

The credit risk on bank balances is limited because the counterparties are banks with good credit ratings assigned by international credit rating agencies. The Group has not taken account of any collateral held as represented by the carrying amount of each financial asset.

The credit risks on other receivables are managed closely. The credit quality of each counterparty is investigated before an advance or a transaction is made or entered into. The Group also actively monitors the outstanding amounts owed by each debtor and identifies any credit risks in a timely manner in order to reduce the risk of a credit related loss. In this regard, the directors of the Group consider that the Group’s credit risk is significantly reduced.

The Group has considered that credit risk on other receivables and bank balances has not increased significantly since initial recognition and has assessed the expected credit loss rate under 12-month ECL method based on the Group’s assessment in the risk of default of the respective counterparties.

ii)Interest rate risk

The Group’s exposure on cash flow interest rate risk which is mainly arising from its variable rate bank balances and interest-bearing borrowings with the bank. It is a common practice in PRC to have floating rate borrowings with the banks.

Sensitivity analysis

The Sensitivity analyses below have been determined based on the exposure to interest rates for variable-rate bank borrowings. The analysis is prepared assuming the amount of liabilities outstanding at the end of the reporting period were outstanding for the whole period / year. A 100 basis point increase or decrease in variable-rate bank borrowings are used and represents management's assessment of the reasonably possible change in interest rates. The exposure of cash flow interest rate risk arising from variable-rate bank balances is insignificant in the view of low interest rate and therefore the sensitivity analysis is not presented.

If interest rates had been 100 basis points higher and all other variables were held constant, the Group's post-tax loss for the period ended 31 March 2025 would increase by RMB115,993 (2024: RMB116,109).

The analysis is prepared on the same basis for 2024.

ZHEJIANG JIZHU TECHNOLOGY COMPANY LIMITED

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS CONTINUED

(EXPRESSED IN RENMINBI)

3. FINANCIAL INSTRUMENTS CONTINUED

a.Financial risk factors continued

iii)Liquidity risks

The Group is exposed to liquidity risk on financial liabilities. It manages its funds conservatively by maintaining a comfortable level of cash and cash equivalents in order to meet continuous operational need. A banking facility has also been arranged with bank in order to fund any emergency liquidity requirements.

The following table details the Group ’ s remaining contractual maturity for its financial liabilities. The table has been drawn up based on the undiscounted cash flows of financial liabilities based on the earliest date on which the Group can be required to pay. The maturity dates for financial liabilities are prepared based on the agreed repayment dates.

The table includes both interest and principal cash flows. To the extent that interest flows are floating rate, the undiscounted amount is derived from interest rate curve at the end reporting period.

Summary quantitative data:
	Note	Carrying amount	Less than 1 year	Over 1 year	Total undiscounted cash flows
31.3.25
Trade and other payables	14	9,824,195	9,824,195	-	9,824,195
Lease liabilities	15	1,269,355	950,709	361,994	1,312,703
Bank loan	17	13,646,223	13,693,127	93,896	13,787,023

		24,739,773	24,468,031	455,890	24,923,921

31.12.24
Trade and other payables	14	6,658,100	6,658,100	-	6,658,100
Lease liabilities	15	1,309,291	950,708	418,674	1,369,382
Bank loan	17	13,659,911	13,865,794	110,466	13,976,260

		21,627,302	21,474,602	529,140	22,003,742

b.Fair value estimation

The directors consider that the carrying amounts of the financial assets and financial liabilities recognized in the consolidated financial statements of the Group approximate their fair value.

ZHEJIANG JIZHU TECHNOLOGY COMPANY LIMITED

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS CONTINUED

(EXPRESSED IN RENMINBI)

4.CRITICAL ACCOUNTING ESTIMATES AND JUDGEMENTS

The Group’s management makes assumptions, estimates and judgements in the process of applying the Group’s accounting policies that affect the assets, liabilities, income and expenses in the consolidated financial statements prepared in accordance with US GAAP. The assumptions, estimates and judgements are based on historical experience and other factors that are believed to be reasonable under the circumstances. While the management reviews their judgements, estimates and assumptions continuously, the actual results will seldom equal to the estimates.

Key assumptions and other key sources of estimation uncertainty

Certain key assumptions and risk factors in respect of the financial risk management are set out in note 3. Other key sources of estimation uncertainty that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are set out as follows:

i)Estimated impairment of plant and equipment and right-of-use asset

Plant and equipment and right-of-use asset are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. The recoverable amounts of plant and equipment have been determined based on value-in-use calculations, taking into account latest market information and past experiences. These calculations and valuations require the use of judgments and estimates.

ii)Current taxation and deferred taxation

Significant judgement is required in determining the amount of the provision for taxation and the timing of payment of the related taxation. There are many transactions and calculations for which the ultimate tax determination is uncertain during the ordinary course of business. Where the final tax outcome of these matters is different from the amounts that were initially recorded, such differences will impact the income tax and deferred tax provisions in the periods in which such determination are made.

Deferred tax assets relating to certain temporary differences and tax losses are not recognized as management considers it is not probable that future taxable profit will be available against which the temporary differences or tax losses can be utilized. Where the expectation is different from the original estimate, such differences will impact the recognition of deferred taxation assets and taxation in the periods in which such estimate is changed.

5.REVENUE

The Group recognizes revenue at the amount to which it expects to be entitled when control of the products or services is transferred to its customers. Control is generally transferred when the Group has a present right to payment and title and the significant risks and rewards of ownership of products or services are transferred to its customers. If service transfers over time, revenue is recognized over the period of the contract by reference to the progress towards complete satisfaction of that performance obligation. Otherwise, revenue is recognized at a point in time when the customer obtains control of the asset.

ZHEJIANG JIZHU TECHNOLOGY COMPANY LIMITED

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS CONTINUED

(EXPRESSED IN RENMINBI)

5. REVENUE CONTINUED

	From 1.1.2025 to 31.3.2025	From 1.1.2024 to 31.3.2024
Revenue from contracts with customers
Sales of goods	2,273,771	314,084

6.OTHER INCOME/ (EXPENSE)

	From 1.1.2025 to 31.3.2025	From 1.1.2024 to 31.3.2024
Other income
Bank interest income	131	59
Government subsidiary	363,915	300

	364,046	359
Finance Cost
Bank interest expense	(175,164)	(144,499)
Interest on lease liability	(16,744)	(22,076)

	(191,908)	(166,575)

	172,138	(166,216)

7.LOSS BEFORE TAXATION

	From 1.1.2025 to 31.3.2025	From 1.1.2024 to 31.3.2024
Loss before taxation has been arrived at after charging:
Cost of sales recognized as expenses	1,991,347	145,046
Depreciation	143,602	33,108
Research and development expense	542,716	630,959
Short-term lease for office premise	19,927	219,763
Staff costs:
-Pension costs – defined contribution plans	91,431	34,181
-Staff salaries and allowances	794,148	341,702
-Staff welfare and insurance	11,333	11,979

8.TAXATION

No provision for the PRC on Enterprise Income Tax is made in the financial statements as the Company did not generate assessable profits for the period and previous period.

The Company had no significant deferred tax assets or liabilities at the end of financial reporting period (2024: Nil).

ZHEJIANG JIZHU TECHNOLOGY COMPANY LIMITED

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS CONTINUED

(EXPRESSED IN RENMINBI)

9.PLANT AND EQUIPMENT CONTINUED

	Motor vehicle	Computer equipment	Furniture and fixtures	Plant and machinery	Total
Cost
At 1 January 2025	287,522	510,282	673,133	969,930	2,440,867
Additions	-	(12,389)	-	-	(12,389)

At 31 March 2025	287,522	497,893	673,133	969,930	2,428,478

Accumulated depreciation
At 1 January 2025	159,336	213,334	109,515	130,636	612,821
Charges for the year	17,071	39,743	9,273	77,515	143,602

At 31 March 2025	176,407	244,904	118,788	208,151	748,250

Net book value	111,115	252,989	554,345	761,779	1,680,228

ZHEJIANG JIZHU TECHNOLOGY COMPANY LIMITED

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS CONTINUED

(EXPRESSED IN RENMINBI)

9. PLANT AND EQUIPMENT CONTINUED

	Motor vehicle	Computer equipment	Furniture and fixtures	Plant and machinery	Total
Cost
At 1 January 2024	287,522	303,222	96,230	486,726	1,173,700
Additions	-	207,060	576,903	483,204	1,267,167

At 31 December 2023	287,522	510,282	673,133	969,930	2,440,867

Accumulated depreciation
At 1 January 2024	91,049	85,311	16,659	-	193,019
Charges for the year	68,287	128,023	92,856	130,636	419,802

At 31 December 2024	159,336	213,334	109,515	130,636	612,821

Net book value	128,186	296,948	563,618	839,294	1,828,046

ZHEJIANG JIZHU TECHNOLOGY COMPANY LIMITED

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS CONTINUED

(EXPRESSED IN RENMINBI)

10.RIGHT-OF-USE ASSETS

Leased premises
Cost
At 1 January 2025 and 31 March 2025	2,425,712

Accumulated depreciation
At 1 January 2025	848,159
Charge for the period	218,818

At 31 March 2025	1,066,977

Net book value
At 31 March 2025	1,358,735

Cost
At 1 January 2024	2,025,496
Additions	400,216

At 31 December 2024	2,425,712

Accumulated depreciation
At 1 January 2024	56,264
Charge for the year	791,895

At 31 December 2024	848,159

Net book value
At 31 December 2024	1,577,553

ZHEJIANG JIZHU TECHNOLOGY COMPANY LIMITED

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS CONTINUED

(EXPRESSED IN RENMINBI)

10. RIGHT-OF-USE ASSETS CONTINUED

The right-of-use assets are amortized on a straight-line basis over the shorter period of lease term and useful life of the underlying asset.

Disclosure for leases include:

	From 1.1.2025 to 31.3.2025	From 1.1.2024 to 31.3.2024

Depreciation of right-of-use assets	218,818	168,791
Interest expense on lease liabilities	16,744	22,076
Total cash outflow for leases	56,680	232,671

The Group entered into lease agreements in respect of premises at one commercial building for office and one factory in PRC. The lease term of the lease is two to three years with no extension or termination options and all the lease payments are fixed.

ZHEJIANG JIZHU TECHNOLOGY COMPANY LIMITED

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS CONTINUED

(EXPRESSED IN RENMINBI)

11.PARTICULARS OF SUBSIDIARY

Company Name	Country/ place of incorporation / operation	Registered capital/ Paid up capital	Percentage of attributable equity interest	Principal activities
31.3.2025 31.12.2024

Jizhu Technology (Huzhou) Co., Ltd.	PRC	Registered and paid up capital of RMB 1,120,000	80.36% 90.00%	Scientific research and technical services

Jizhu Technology (Huzhou) Co., Ltd incorporated on 12 September 2023.

•The name of the company referred to in these consolidated financial statements represent management’s best effort in translation of the Chinese names of these companies as no English names have been registered or available.

12.INVENTORIES

	31.3.2025	31.12.2024

Raw material	-	34,534
Work in progress	3,372,125	3,339,817
Finished goods	6,637,168	6,902,655

	10,009,293	10,277,006

13.TRADE AND OTHER RECEIVABLES

	Note	31.3.2025	31.12.2024

Trade receivables		7,842,363	8,405,871
Prepayments	(a)	19,963,646	13,384,139
Other receivables		1,137,580	1,098,027
Amount due from directors	(b)	716,444	-
Amount due from non-controlling interest	(b)	3,000,000	-

		32,660,033	22,888,037

Note a:The balance mainly refer to prepayment for acquire of plant and machinery of approximately RMB 15,023,000 (2024: RMB 5,000,000).

Note b:  The balances are unsecured, non-trade in nature, interest-free and repayable on demand.

ZHEJIANG JIZHU TECHNOLOGY COMPANY LIMITED

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS CONTINUED

(EXPRESSED IN RENMINBI)

14.TRADE AND OTHER PAYABLES

	Note	31.3.25	31.12.24

Trade receivables		8,096,997	5,322,109
Accrued expenses		416,260	474,150
Other payables		1,200	-
Amount due to a holding company	(a)	818,891	861,841
Amount due to directors	(a)	490,847	-

		9,824,195	6,658,100

Note (a): The balances are unsecured, non-trade in nature, interest-free and payable on demand.

15.LEASE LIABILITIES

Future undiscounted lease payments for finance and operating leases with initial terms of one year or more are as follows:

	31.3.25	31.12.24
Operating leases
Within 1 year	950,709	950,708
Within 1 to 2 years	361,994	418,674
Within 2 to 3 years	-	-

Total undiscounted lease payments	1,312,703	1,369,382
Less: imputed interest	(43,348)	(60,091)

Net lease liabilities	1,269,355	1,309,291

ZHEJIANG JIZHU TECHNOLOGY COMPANY LIMITED

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS CONTINUED

(EXPRESSED IN RENMINBI)

17.BORROWINGS

At the end of reporting period, the borrowings were secured and repayable as follows:

	31.3.25	31.12.24

Within 1 year	13,646,223	13,659,911

The bank loan was secured by continuing personal guarantee from directors of the Company.

18.CONTRACT LIABILITIES

	31.3.25	31.12.24

At the end of the year	2,435,000	3,053,500

Contract liabilities relate to advance consideration received from customers of which the revenue are deferred and recognized as revenue as (or when) the Group satisfies the performance obligations under its contract.

All unsatisfied performance obligations for revenue as at the end of the reporting period are expected to be satisfied within one year.

19.SHARE CAPITAL

	31.3.25	31.12.24
Paid-up capital:
As at beginning of the period / year	5,230,974	3,380,000
Addition during the period / year	-	1,850,974

As at end of the period / year	5,230,974	5,230,974

There was no movement in the Company's share capital for the period.

During the year ended 31 December 2024, 1,850,974 shares of RMB1,850,974 were issued, fully paid and allotted.

20.APPROVAL OF FINANCIAL STATEMENTS

The consolidated financial statements were approved and authorized for issue by the board of directors on 12 June 2025.